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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 6th day of November, 2006 by and between CHROMCRAFT REVINGTON, INC. (the "Company"), a Delaware corporation, and DAVID R. CORBIN (the "Executive"), currently a resident of the State of Virginia,

                                   WITNESSETH:

     WHEREAS, the Company desires to employ the Executive as its Senior Vice President in charge of its marketing and brand management functions, and the Executive desires to be employed by the Company as such, in accordance with the provisions of this Agreement; and

     WHEREAS, in addition to the employment provisions contained herein, the Company and the Executive have agreed to certain restrictions, covenants, agreements and severance payments, as set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises, the respective covenants, agreements and obligations contained herein, the employment of the Executive by the Company pursuant to this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

     Section 1. Employment; Term.

     (a) Employment. Unless the Executive's employment with the Company is terminated earlier as provided in this Agreement, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, during the Term (as hereinafter defined), on a full-time basis in accordance with the provisions of this Agreement.

     (b) Term. (i) Subject to Section 1(b)(ii), unless the Executive's employment with the Company is terminated earlier in accordance with Section 4 hereof, the initial term of the Executive's employment with the Company under this Agreement shall begin on such date as may be mutually agreed upon by the Company and the Executive and shall end on the one-year anniversary of such mutually agreeable date (the "Initial Term"); provided, however that upon the expiration of the Initial Term, the Executive's employment under this Agreement shall thereafter be automatically extended upon the same terms and conditions as set forth herein for successive one year terms (each, a "Renewal Term"), unless the Company or the Executive shall have delivered to the other a written notice not less than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term stating that the term of this Agreement shall not be so extended, in which case the Executive's employment hereunder shall terminate at the end of the Initial Term or a Renewal Term, as the case may be. The Initial Term and a Renewal Term may be referred to in this Agreement individually or collectively as the "Term."

          (ii) Notwithstanding anything in this Agreement to the contrary, in the event that the Executive does not commence his employment with the Company by December 15, 2006, then either the Company or the Executive may terminate this Agreement without any obligation to the other under this Agreement or otherwise. Without limiting the foregoing in any manner, in the event of any such termination, (A) the Company shall not be obligated to pay or provide to the Executive any salary, incentive compensation, employee benefits, housing or automobile allowances, severance payments or any other amounts or benefits (or to issue any shares of restricted common stock to the Executive) under this Agreement or otherwise, and (B) the Executive shall not be bound by the covenants and agreements set forth in Section 6, Section 7 or Section 8 of this Agreement.

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     Section 2. Position; Duties; Responsibilities. During the Term, the
Executive:

     (a) shall serve as a Senior Vice President of the Company;

     (b) shall have general responsibility over the marketing and brand management functions of the Company and its subsidiaries and affiliates, subject to the direction and oversight of the Board of Directors and the Chairman of the Company;

     (c) shall have such other executive level authority, duties and responsibilities at the Company as may from time to time be reasonably prescribed by the Board of Directors or the Chairman of the Company or by the By-Laws of the Company;

     (d) shall perform diligently and faithfully, and use his reasonable best efforts in the performance of, his duties and responsibilities under this Agreement;

     (e) shall devote all of his working time, attention, energies and skills to his duties and responsibilities under this Agreement and to the furtherance of the business and interests of the Company; and

     (f) shall maintain his office at which he performs his duties and responsibilities under this Agreement at the Company's facilities located in Lincolnton, North Carolina and shall maintain his presence during normal business hours at such office, other than for travel on Company business.

     Section 3. Compensation and Employee Benefits.

     (a) Base Salary. During the Term, for all services rendered in all capacities by the Executive to or on behalf of the Company or any of the Company's subsidiaries or affiliates, the Company shall pay to the Executive an annual base salary equal to $235,000 per calendar year, as may be increased from time to time by the Board of Directors (or a committee thereof) or the Chairman of the Company (the "Base Salary"). If an increase in the Executive's Base Salary is approved by the Board of Directors (or a committee thereof) or the Chairman of the Company, the new salary shall become the applicable Base Salary under this Agreement. The Base Salary shall be paid to the Executive in accordance with the Company's usual and customary payroll practices applicable to its employees generally (including, but not limited to, withholdings for taxes and other amounts) and shall be pro-rated for any partial year of employment.

     (b) Incentive Compensation. During the Term, the Executive shall be entitled to participate in all incentive compensation plans and programs generally available to executive officers of the Company other than its Chief Executive Officer (as currently are in effect or as may hereafter be established, amended or in effect), subject to the terms and conditions of such plans and programs. During the Term, the "target" award level of any short term incentive compensation award granted to the Executive shall not be less than 40% of his Base Salary.

     In addition, the Company shall, prior to December 31, 2006, grant to the Executive an award of Seven Thousand Five Hundred (7,500) shares of restricted common stock of the Company, and such shares shall vest and be payable incrementally to the Executive upon achievement of certain performance factors for the 2007-09 performance period, with 2,500 shares being eligible for vesting on December 31, 2007, 2008 and 2009. As a condition to the issuance of any shares of restricted common stock, the Executive shall execute a restricted stock award agreement relating to such shares.


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     (c) Employee Benefits. During the Term, the Executive shall be entitled to participate in all employee benefit plans and programs generally available to executive officers of the Company other than its Chief Executive Officer (as currently in effect or as may hereafter be established, amended or in effect), subject to the terms, conditions and eligibility requirements of such plans and programs. The employee's cost of participation in such plans and programs shall be as determined by the Chairman of the Company or the Board of Directors (or a committee thereof) of the Company, if not set forth in the plans and programs. In addition, the Executive shall be eligible to participate in the Company's executive health insurance program (currently provided through the ExecuCare program), and the Company shall pay $5,000 per calendar year (pro-rated for any partial years) towards the cost of the benefit for the Executive under such program.

     (d) Other Policies. All other matters relating to the employment of the Executive by the Company not specifically addressed in this Agreement or in the plans and programs referenced in this Section (including, but not limited to, vacation, sick and other paid time off) shall be subject to the employee handbooks, rules, policies, procedures, corporate governance guidelines and codes of conduct and ethics of the Company, as are currently in effect or as may hereafter be in effect from time to time and as may be applicable to executive officers of the Company other than its Chief Executive Officer. The Executive shall be entitled to paid vacation in accordance with Company policy, but in no event shall he be entitled to fewer than four (4) weeks of paid vacation per calendar year (pro-rated for any partial years).

     (e) Acknowledgment by the Executive. Notwithstanding anything in this Agreement to the contrary, the Executive understands, acknowledges and agrees that the Company may, in its sole discretion, amend, modify, replace, freeze, suspend or terminate any or all of the incentive compensation, employee benefit, retirement and other plans and programs available, as well as any other rules, policies or procedures applicable, to the Executive from time to time, but only so long as any such actions are not designed to affect solely the Executive.

     (f) Automobile Allowance. During the Term, the Company shall provide to the Executive an automobile allowance of One Thousand Dollars ($1,000) per month. The Executive shall pay for the insurance, maintenance, fuel, license plates and other costs relating to this automobile, and shall not be entitled to any reimbursement for mileage relating to the use of such automobile, other than as set forth in Section 3(g) and other than for Company business trips that are within 200 miles of Lincolnton, North Carolina. The Executive shall not be reimbursed for mileage between the Company's facilities in Lincolnton, North Carolina and the Executive's temporary or permanent residence in North Carolina.

     (g) Relocation Expenses. In connection with the relocation of the Executive and his spouse from Virginia to North Carolina, the Company shall pay upon commencement of the Term:

          (i) Reasonable temporary housing expenses of the Executive for a temporary residence in or within 50 miles of Lincolnton, North Carolina until the earlier of the Executive's purchase of a home in such location or December 31, 2007;

          (ii) Reasonable travel expenses of the Executive between his current home in Charlottesville, Virginia and Lincolnton, North Carolina until the earlier of the Executive's purchase of a home in or within 50 miles of Lincolnton, North Carolina or December 31, 2007, provided, however, that until the earlier of such events occurs, the Company shall pay the mileage (at the then applicable IRS rate) or airfare of the Executive for only up to two (2) roundtrips per month if the closing on the sale of the Executive's home in Charlottesville, Virginia has not occurred by December 31, 2007;


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          (iii) Reasonable moving expenses of the Executive in connection with the relocation of the Executive and his spouse to or within 50 miles of Lincolnton, North Carolina;

          (iv) Reasonable real estate brokerage commission and reasonable attorneys' fees incurred by the Executive relating to the sale of his existing home in Charlottesville, Virginia; and

          (v) Reasonable closing costs (but not any points) and reasonable attorneys' fees incurred by the Executive relating to the purchase of his home in or within 50 miles of Lincolnton, North Carolina.

     (h) Expense Reimbursements. The Company shall reimburse the Executive for all reasonable and customary out-of-pocket expenses incurred by the Executive related to the performance of his duties and responsibilities for the Company. The Executive shall comply with the Company's standard expense reimbursement policies and procedures in effect from time to time.

     (i) Taxes. All taxes (other than the Company's portion of any employment taxes) on the salary and other amounts payable to the Executive under this Agreement shall be paid by the Executive. The Company shall be entitled to withhold from the Executive's Base Salary and all other amounts payable to him under this Agreement or any plan or program (i) applicable income, employment and other taxes, (ii) such amounts authorized by the Executive, and (iii) other appropriate and customary amounts.

     Section 4. Termination of Employment.

     In addition to a termination of the Executive's employment upon a determination by the Company or the Executive not to extend the Term (as provided in Section 1(b) hereof), the Executive's employment with the Company may be terminated during the Term in any of the following ways:

     (a) Termination by the Company for Cause. The Company, upon written notice to the Executive, may terminate the Executive's employment with the Company immediately for Cause. For purposes of this Agreement, "Cause" is defined as any of the following:

          (i) any refusal by the Executive to follow the lawful directions of the Board of Directors or the Chairman of the Company consistent with the Executive's duties and responsibilities under this Agreement; or

          (ii) any gross negligence by the Executive in managing the business or affairs of the Company or in carrying out his duties and responsibilities under this Agreement (or any negligence by any employee of the Company who reports to the Executive in managing the business or affairs of the Company or in performing such employee's duties at the Company with the knowledge of the Executive and where the Executive allows or fails to prevent such negligent acts or omissions); or

          (iii) any dishonesty, fraud, theft or embezzlement by the Executive (or by any employee of the Company who reports to the Executive with the knowledge of the Executive and where the Executive allows or fails to prevent such dishonesty, fraud, theft or embezzlement by such employee) upon or against the Company or any of the Company's subsidiaries or affiliates or any customer of the Company or any of the Company's subsidiaries or affiliates; or


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          (iv) any conviction of, or the entering of any plea of guilty or nolo contendere by, the Executive for any felony; or

          (v) any intentional or negligent violation by the Executive (or by any employee of the Company who reports to the Executive with the knowledge of the Executive and where the Executive allows or fails to prevent such violation by such employee) of any law, statute, rule, regulation or governmental requirement that has or may have a material adverse effect on the Company or any of the Company's subsidiaries or affiliates; or

          (vi) any material noncompliance by the Executive (or by any employee of the Company who reports to the Executive with the knowledge of the Executive and where the Executive allows or fails to prevent such noncompliance by such employee) with any provision of any employee handbook, code of business conduct and ethics or corporate governance guidelines, or any rule, policy or procedure, of the Company or any of the Company's subsidiaries or affiliates as are applicable to the Executive and currently in effect or as may hereafter be in effect from time to time; or

          (vii) any breach by the Executive of any provision of this Agreement;
or

          (viii) any inaccuracy in or breach of the Executive's representation and warranty contained in Section 13(r) hereof.

     (b) Termination by the Company without Cause. The Company, upon not less than ninety (90) days' prior written notice to the Executive, may terminate the Executive's employment with the Company without Cause.

     (c) Termination by the Executive for Good Reason. The Executive, upon not less than ninety (90) days' prior written notice to the Company, may terminate his employment with the Company for Good Reason. For purposes of this Agreement, "Good Reason" is defined as any material breach by the Company of any provision of this Agreement.

     (d) Termination by the Executive without Good Reason. The Executive, upon not less than ninety (90) days' prior written notice to the Company, may terminate his employment with the Company without Good Reason.

     (e) Termination in the Event of Death or Disability. The Executive's employment with the Company shall terminate immediately upon the death of the Executive. The Executive's employment with the Company may be terminated immediately by the Company in the event of the occurrence of a Disability of the Executive. For purposes of this Agreement, a "Disability" shall be defined as an illness or a physical or mental disability or incapacity of the Executive such that the Executive has not been able to perform the essential functions of his position under this Agreement (as reasonably determined by the Company), with or without reasonable accommodation, for at least sixty (60) days during any one
(1) year period, including, but not limited to, any reasonable determination by the Company of alcoholism or drug, chemical or substance abuse or addiction by the Executive. A Disability may, but is not required to, be evidenced by a signed, written opinion of an independent, qualified medical doctor selected by the Board of Directors or the Chairman of the Company and paid for by the Company. The Executive hereby agrees to make himself promptly available for examination by such medical doctor upon reasonable request by the Board of Directors or the Chairman and consents to provide promptly the results of such examination and any diagnosis to the Company. Nothing in this Section is intended to be in violation of the Americans with Disabilities Act.


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     (f) Termination by the Executive in the Event of a Change in Control.
Following a Change in Control (as hereinafter defined), the Executive, upon not less than thirty (30) days' prior written notice to the Company, may terminate his employment with the Company upon the occurrence of any of the following events during the six (6) month period immediately following a Change in
Control:

          (i) a material reduction in the Executive's duties or responsibilities from those in effect on the day before the Change in Control, or

          (ii) a material breach of any provision of this Agreement by the Company.

     For purposes of this Agreement, a "Change in Control" shall mean a transaction or series of related transactions pursuant to which (i) at least fifty-one percent (51%) of the outstanding shares of common stock of the Company, on a fully diluted basis, shall subsequent to the date of this Agreement be owned by any Person (as hereinafter defined) unrelated to or unaffiliated with the Company, (ii) the Company merges into, consolidates with or effects any plan of share exchange or other combination with any Person unrelated to or unaffiliated with the Company in a transaction where the holders of voting shares of the Company immediately prior to the transaction do not hold a majority of the voting shares of the surviving entity immediately following such transaction, or (iii) the Company disposes of all or substantially all of its assets other than in the ordinary course of business.

     Notwithstanding the foregoing, for purposes of the definition of "Change in Control," (x) a Person shall not include the Chromcraft Revington, Inc. Employee Stock Ownership Plan Trust which forms a part of the Chromcraft Revington, Inc. Employee Stock Ownership Plan (collectively, the "ESOP"), or any other employee benefit plan sponsored by the Company, or any subsidiary or affiliate of the Company, (y) the outstanding shares of common stock of the Company, on a fully diluted basis, shall include all shares owned by the ESOP, whether allocated or unallocated to the accounts of participants, and (z) a transaction or a series of transactions pursuant to which the Company is taken private or no longer has shares of stock that are listed for trading on any securities exchange or market.

     (g) Limited Right to Cure. In the event that the Company desires to terminate the Executive's employment for Cause pursuant to Sections 4(a)(i), 4(a)(vi) or 4(a)(vii) hereof, the Company shall first deliver to the Executive a written notice which shall (A) indicate the specific provisions of this Agreement relied upon for such termination, (B) set forth in reasonable detail the facts and circumstances claimed to provide the grounds for such termination, and (C) describe the steps, actions, events or other items that must be taken, completed or followed by the Executive to correct or cure the grounds for such termination. The Executive shall then have thirty (30) days following the effective date of such notice to fully correct and cure the grounds for the termination of his employment to the reasonable satisfaction of the Board of Directors. If the Executive does not fully correct and cure such grounds within such thirty (30) day period, then the Company shall have the right to terminate the Executive's employment with the Company immediately for Cause upon delivering to the Executive written notice of such fact, and the Executive shall have no further cure period with respect thereto. Notwithstanding the foregoing and regardless of the grounds for the termination, the Executive shall be entitled to so correct and cure only one (1) time during the Term, unless the Board of Directors of the Company has reasonably determined that the grounds for termination were incorrect or inapplicable, in which case the Executive shall still have the ability to correct and cure one (1) time during the Term.

     In the event that the Executive desires to terminate his employment with the Company for Good Reason pursuant to Section 4(c) hereof, the Executive shall first deliver to the Company a written notice which shall (A) indicate the specific provisions of this Agreement relied upon for such termination, (B) set forth in reasonable detail the facts and circumstances claimed to provide the grounds for such termination, and (C) describe the steps, actions, events or other items that must be taken, completed or


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followed by the Company to correct or cure the grounds for such termination. The
Company shall then have thirty (30) days following the effective date of such notice to fully correct and cure the grounds for the Executive's termination of his employment to the reasonable satisfaction of the Executive. If the Company does not fully correct and cure such grounds within such thirty (30) day period, then the Executive shall have the right to terminate his employment with the Company immediately for Good Reason upon delivering to the Company written notice of such fact, and the Company shall have no further cure period with respect thereto. Notwithstanding the foregoing and regardless of the grounds for the termination, the Company shall be entitled to so correct and cure only one
(1) time during the Term, unless the Board of Directors of the Company has reasonably determined that the grounds for termination were incorrect or inapplicable, in which case the Company shall still have the ability to correct and cure one (1) time during the Term.

     (h) Continuing Obligations. Any termination of the Executive's employment with the Company in accordance with Section 1(b) hereof or this Section 4 shall not affect either the Company's obligation to make the payments required under
Section 5 of this Agreement (except as expressly provided herein) or the Executive's covenants and agreements under Sections 6, 7, 8 or 9 of this Agreement.

     Section 5. Payment Upon Termination of Employment. Upon the termination of the Executive's employment with the Company pursuant to Section 1(b) or Section 4 hereof, the Executive shall receive, subject to Sections 5(g) and 5(h), the following in accordance with the appropriate subsection below:

     (a) Termination by the Company for Cause or by the Executive without Good Reason. Upon the termination of the Executive's employment by the Company for Cause pursuant to Section 4(a) hereof or by the Executive without Good Reason pursuant to Section 4(d) hereof, the Company shall pay to the Executive (i) that portion of his Base Salary earned through his last day of employment with the Company on its next regularly scheduled payroll date, (ii) a severance payment in a single lump sum equal to the Executive's monthly Base Salary for three (3) months (provided that if the Company terminates the Executive's employment for Cause pursuant to Section 4(a)(viii), then the Company shall not be required to make any severance payment to the Executive), (iii) all amounts that are fully vested and properly payable on or before his last day of employment with the Company under all retirement plans sponsored by the Company in accordance with the provisions of such plans, and (iv) all other amounts that are properly payable to the Executive by the Company that have not been paid to him on or before his last day of employment. The foregoing amounts shall be paid to the Executive within sixty (60) days following his last day of employment with the Company, unless provided otherwise by the ESOP or by a retirement, incentive compensation or other plan of the Company.

     In addition, all outstanding awards of cash bonuses, stock options, restricted stock and other incentive compensation (whether cash or equity based) shall vest and be paid or distributed to, or be exercisable by, as the case may be, the Executive in accordance with (I) the incentive compensation plan applicable to the such award (an "Incentive Plan"), (II) the applicable written agreement between the Company and the Executive relating to an incentive compensation award (an "Award Agreement"), or (III) in the absence of an Incentive Plan or an Award Agreement relating to a particular award, as determined by the Board of Directors (or a committee thereof) or the Chairman of the Company.

     (b) Termination by the Company Without Cause or by the Executive for Good Reason. Upon the termination of the Executive's employment by the Company without Cause pursuant to Section 4(b) hereof or by the Executive for Good Reason pursuant to Section 4(c) hereof, the Company shall pay to the Executive
(i) that portion of his Base Salary earned through the last day of employment with the Company on its next regularly scheduled payroll date, (ii) a severance payment equal to the Executive's


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monthly Base Salary for a period of the earlier of twelve (12) months following the Executive's last day of employment with the Company or the Executive's first day of employment by a new employer (but in the case of the latter event only so long as such employment by a new employer does not violate the Executive's non-competition covenants set forth in Section 7 of this Agreement), (iii) all amounts that are fully vested and properly payable on or before his last day of employment under all retirement plans sponsored by the Company in accordance with the provisions of such plans, and (iv) all other amounts that are properly payable to the Executive by the Company that have not been paid to him on or before his last day of employment. The foregoing monthly severance payment shall begin within thirty (30) days following the Executive's last day of employment with the Company and all other amounts shall be paid to the Executive within sixty (60) days of his last day of employment, unless provided otherwise by the ESOP or by a retirement, incentive compensation or other plan of the Company.

     In addition, all outstanding awards of cash bonuses, stock options, restricted stock and other incentive compensation (whether cash or equity based) shall vest and be paid or distributed to, or be exercisable by, as the case may be, the Executive in accordance with (I) the applicable Incentive Plan, (II) the applicable Award Agreement, or (III) in the absence of an Incentive Plan or an Award Agreement relating to a particular award, as determined by the Board of Directors (or a committee thereof) or the Chairman of the Company.

     (c) Termination Upon Death of the Executive. Upon the death of the Executive, the Company shall pay to the Executive's estate (i) that portion of the Executive's Base Salary earned through the date of his death on its next regularly scheduled payroll date, (ii) all amounts that are fully vested and properly payable on or before his date of death under all retirement plans of the Company in accordance with the provisions of such plans, and (iii) all other amounts that are properly payable to the Executive by the Company that have not been paid to him on or before his date of death. The foregoing amounts shall be paid to the Executive's estate or authorized representative within sixty (60) days following his death, unless provided otherwise by the ESOP or by a retirement, incentive compensation or other plan of the Company.

     In addition, all outstanding awards of cash bonuses, stock options, restricted stock and other incentive compensation (whether cash or equity based) shall vest and be paid or distributed to, or be exercisable by, as the case may be, the Executive's estate or authorized representative in accordance with (I) the applicable Incentive Plan, (II) the applicable Award Agreement, or (III) in the absence of an Incentive Plan or an Award Agreement relating to a particular award, as determined by the Board of Directors (or a committee thereof) or the Chairman of the Company.

     (d) Termination Upon a Disability. Upon the termination of the Executive's employment by the Company upon the occurrence of a Disability pursuant to
Section 4(e) hereof, the Company shall pay to the Executive (i) that portion of the Executive's Base Salary earned through the date of his last day of employment with the Company on its next regularly scheduled payroll date, (ii) a severance payment, payable in a lump sum, equal to the Executive's monthly Base Salary for three (3) months, (iii) all amounts that are fully vested and properly payable on or before his last day of employment under all retirement plans of the Company in accordance with the provisions of such plans, and (iv) all other amounts that are properly payable to the Executive by the Company that have not been paid to him on or before his last day of employment. The foregoing amounts shall be paid to the Executive within sixty (60) days following his last day of employment with the Company, unless provided otherwise by the ESOP or by a retirement, incentive compensation or other plan of the Company.

     In addition, all outstanding awards of cash bonuses, stock options, restricted stock and other incentive compensation (whether cash or equity based) shall vest and be paid or distributed to, or be exercisable by, as the case may be, the Executive in accordance with (I) the applicable Incentive Plan, (II)


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the applicable Award Agreement, or (III) in the absence of an Incentive Plan or an Award Agreement relating to a particular award, as determined by the Board of Directors (or a committee thereof) or the Chairman of the Company.

     (e) Termination Upon No Extension of Term. Upon the termination of the Executive's employment upon either the Company or the Executive providing the notice contemplated by Section 1(b) hereof that the Term of the Executive's employment shall not be extended, the Company shall pay to the Executive (i) that portion of his Base Salary earned through the last day of employment with the Company on its next regularly scheduled payroll date, (ii) in the event the Company elects not to extend the Term of the Executive's employment, a severance payment equal to the Executive's monthly Base Salary for a period of the earlier of twelve (12) months following the Executive's last day of employment with the Company or the Executive's first day of employment by a new employer (but in the case of the latter event only so long as such employment by a new employer does not violate the Executive's non-competition covenants set forth in Section 7 of this Agreement), or in the event the Executive elects not to extend the Term of the Executive's employment, a severance payment in a single lump sum equal to the Executive's monthly Base Salary for three (3) months, (iii) all amounts that are fully vested and properly payable on or before his last day of employment under all retirement plans sponsored by the Company in accordance with the provisions of such plans, and (iv) all other amounts that are properly payable to the Executive by the Company that have not been paid to him on or before his last day of employment. The foregoing monthly severance payment shall begin within thirty (30) days following the Executive's last day of employment with the Company and other amounts shall be paid to the Executive within sixty (60) days of his last day of employment, unless provided otherwise by the ESOP or by a retirement, incentive compensation or other plan of the Company.

     In addition, all outstanding awards of cash bonuses, stock options, restricted stock and other incentive compensation (whether cash or equity based) shall vest and be paid or distributed to, or be exercisable by, as the case may be, the Executive in accordance with (I) the applicable Incentive Plan, (II) the applicable Award Agreement, or (III) in the absence of an Incentive Plan or an Award Agreement relating to a particular award, as determined by the Board of Directors (or a committee thereof) or the Chairman of the Company.

     (f) Termination by the Executive following a Change in Control. Upon the termination of the Executive's employment by the Executive following a Change in Control pursuant to Section 4(f) hereof, the Company shall pay to the Executive
(i) that portion of his Base Salary earned through the last day of employment with the Company, (ii) a severance payment equal to the Executive's monthly Base Salary for a period of the earlier of twelve (12) months following the Executive's last day of employment with the Company or the Executive's first day of employment by a new employer (but in the case of the latter event only so long as such employment by a new employer does not violate the Executive's non-competition covenants set forth in Section 7 of this Agreement), (iii) all amounts that are fully vested and properly payable on or before his last day of employment under all retirement plans sponsored by the Company in accordance with the provisions of such plans, and (iv) all other amounts that are properly payable to the Executive by the Company that have not been paid to him on or before his last day of employment. The foregoing monthly severance payment shall begin within thirty (30) days following the Executive's last day of employment with the Company and other amounts shall be paid to the Executive within sixty
(60) days of his last day of employment with the Company, unless provided otherwise by the ESOP or by a retirement, incentive compensation or other plan of the Company.

     In addition, all outstanding awards of cash bonuses, stock options, restricted stock and other incentive compensation (whether cash or equity based) shall vest and be paid or distributed to, or be exercisable by, as the case may be, the Executive simultaneously with a Change in Control unless expressly provided otherwise in (I) the applicable Incentive Plan, or (II) the applicable Award Agreement.

     (g) COBRA Coverage. If the Executive is participating in the Company's group health plan at the time of his termination of employment and he elects to continue such coverage for himself and/or his spouse and legal dependents under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA"), the Executive shall pay the premiums associated with such continued coverage and the Company shall reimburse the Executive only for the premiums actually paid by him associated with such continued coverage until the earlier of (i) the expiration of the period of time that the Executive has elected to receive continued coverage under the Company's group health plan pursuant to COBRA (but, in any event, not to exceed twelve (12) months following his last day of employment with the Company), or (ii) the date on which the Executive becomes eligible to receive health insurance benefits from a new employer (but only so long as such employment by a new employer is not in violation of the Executive's non-competition covenants set forth in Section 7 of this Agreement). The foregoing reimbursement of premiums shall be paid to the Executive only if his employment with the Company is terminated by the Company without Cause, by the Executive for Good Reason, by the Company in the event of a Disability of the Executive, by the Company in the event the Company elects not to extend the Term of the Executive's employment or by the Executive following a Change in Control, and upon the condition that the Executive makes an appropriate election under COBRA.

     (h) Certain Other Matters. Notwithstanding the foregoing provisions of this
Section 5, the following shall apply:

          (i) The Executive understands and agrees that the severance payments and the reimbursement for the premiums associated with the COBRA continuation coverage under this Section 5 shall constitute adequate consideration for his covenants and agreements set forth in Section 6 (Non-Disclosure, etc.), Section 7 (Non-Competition), Section 8 (Non-Solicitation) and Section 9 (Intellectual Property) of this Agreement.

          (ii) Upon any termination of the Executive's employment, the Executive shall execute (and not subsequently rescind or revoke) a release substantially similar to the release attached to this Agreement as Exhibit A.

          (iii) The Company's obligation to make any severance payment or to make any reimbursement for the premiums associated with the COBRA continuation coverage to the Executive under this Section 5 shall terminate immediately without reinstatement of any obligation of the Company to resume paying or reimbursing the Executive hereunder if the Executive breaches any of the provisions of this Agreement (including, but not limited to, any of the provisions of Sections 6, 7, 8 or 9) or refuses to execute (or rescinds or revokes) the release attached to this Agreement as Exhibit A. Notwithstanding any such termination of the Company's obligation to pay or reimburse, (a) the covenants of the Executive set forth in Sections 6, 7, 8 and 9 hereof shall continue in full force and effect and be binding upon the Executive, and (b) the Company shall be entitled to the remedies specified in Section 12 hereof, among others.

          (iv) In the event of any termination of the Executive's employment that requires prior written notice from either party, the Company shall during such thirty (30) or ninety (90) day notice period, as applicable, continue to pay the Executive his Base Salary but may, in its discretion, elect to direct the Executive not to report to work.

          (v) In the event the Company gives notice to the Executive of its intent to terminate the Executive's employment because the Company (or the division to which he has been assigned) will cease operations, then the Executive shall be entitled to receive the severance payments provided by this

Section 5 only if the Executive remains as an employee of the Company (or the division to which he has been assigned) until such time as the Company (or the division) has actually ceased operations.

          (vi) If the Company becomes obligated to make monthly severance payments to the Executive pursuant to this Section 5 (the "Monthly Severance Payments") and the Executive obtains an employee, consulting or similar position with another entity without breaching his non-competition covenants provided in
Section 7 hereof, then the Monthly Severance Payments shall terminate or be reduced as set forth in this paragraph. For purposes of this paragraph, the "New Monthly Compensation" shall mean the monthly base salary, consulting fee or other compensation associated with the Executive's new position with another entity. In the event that the Executive's New Monthly Compensation is equal to or greater than the Executive's monthly Base Salary on his last day of employment with the Company, then the Company's obligation to pay additional Monthly Severance Payments shall immediately terminate. In the event that the Executive's New Monthly Compensation is less than the Executive's monthly Base Salary on his last day of employment, then the Monthly Severance Payments shall be reduced for the period that the Company is obligated to make any severance payments such that the Monthly Severance Payments shall equal solely the amount by which the Executive's monthly Base Salary on his last day of employment exceeds the New Monthly Compensation.

     If the Company's obligation to pay Monthly Severance Payments has been terminated or reduced as provided in the foregoing paragraph, such obligation shall not thereafter be reinstated or increased, in whole or in part, and shall not affect the Executive's covenants under Sections 6, 7, 8 or 9 of this Agreement. The Executive shall promptly provide written notice to the Company of his new position with another entity, which shall include an adequate confirmation of his New Monthly Compensation. If the Executive's employment with the Company is terminated for any reason (whether by the Company or the Executive), he shall use his best efforts to obtain a new position (but without breaching his non-competition covenants set forth in Section 7 hereof) with another employer or entity. In addition, the Executive shall not do any act or thing relating to any new position or his New Monthly Compensation to circumvent the operation of the foregoing paragraph.

     Section 6. Non-Disclosure; Return of Confidential Information and Other Property; Compliance with Laws.

     (a) Confidential Information; Non-Disclosure. At all times while the Executive is employed by the Company or any of the Company's subsidiaries or affiliates and at all times thereafter, the Executive shall not (i) directly or indirectly disclose, provide or discuss any Confidential Information with or to any Person other than those directors, officers, employees, representatives and agents of the Company or any of the Company's subsidiaries or affiliates who need to know such Confidential Information for a proper corporate purpose, and/or (ii) directly or indirectly use any Confidential Information (A) to compete against the Company or any of the Company's subsidiaries or affiliates,
(B) to the detriment of the Company or any of the Company's subsidiaries or affiliates, or (C) for the Executive's own benefit or for the benefit of any Person other than the Company or any of the Company's subsidiaries or affiliates. The Executive agrees that all Confidential Information is and at all times shall remain the property of the Company or any of the Company's subsidiaries or affiliates, as applicable.

     For purposes of this Agreement, the term "Confidential Information" means any and all of the following, whether provided or disclosed to the Executive, prepared by the Executive or to which the Executive has been provided access by the Company or any of its representatives or agents, regardless of whether on, before or after the date of this Agreement:

          (i) any and all materials, records, data, documents, lists and information (whether in writing, printed, verbal, electronic, computerized, on disk, CD, DVD or otherwise) (A) relating or referring in any manner to the business, operations, affairs, financial condition, results of operation, assets, liabilities, sales, revenues, income, estimates, projections, budgets, policies, strategies, techniques, methods, products, developments, suppliers, vendors, relationships and/or customers of the Company or any of the Company's subsidiaries or affiliates that are confidential, proprietary or not otherwise publicly available (other than through a breach of this Agreement by the Employee or any other impermissible disclosure), or (B) that the Company or any of the Company's subsidiaries or affiliates has deemed confidential, proprietary or nonpublic; and

          (ii) without limiting the foregoing, any and all material nonpublic information of the Company within the meaning and intent of the federal securities laws; and

          (iii) without limiting the foregoing, any and all trade secrets of the Company or any of the Company's subsidiaries or affiliates; and

          (iv) any and all copies, summaries, analyses, extracts, documents or information (whether prepared by the Company, the Employee or otherwise) which relate or refer to or reflect any of the items set forth in (i), (ii) or (iii) above.

     (b) Return of Confidential Information and Other Property. The Executive covenants and agrees (i) to return promptly to the Company all Confidential Information that is still in the Executive's possession or control on his last day of employment with the Company or the location of which the Employee knows (including, but not limited to, any Confidential Information contained on the Executive's personal or home computer), and (ii) to return promptly to the Company, at the Company's headquarters, all vehicles, equipment, computers, credit cards, keys, access cards, passwords and other property of the Company that are still in the Executive's possession or control on his last day of employment or the location of which the Employee knows, and to cease using any of the foregoing on and after his last day of employment.

     (c) Compliance with Laws. The Executive agrees, and shall ensure, that his performance of his duties and responsibilities under this Agreement shall be in compliance with all laws, rules, regulations and other legal requirements. The Executive also agrees to comply with the Company's code of business conduct and ethics as currently in effect or as may hereafter be in effect from time to time. In addition, the Executive acknowledges and understands that, in the course of his performance of duties and responsibilities under this Agreement, he may be provided or have access to Confidential Information. Accordingly, the Executive shall not use such information as a basis to purchase, sell, hold or otherwise deal in any securities of the Company or to otherwise violate any federal or state securities laws.

     Section 7. Non-Competition.

     (a) The Executive hereby understands, acknowledges and agrees that, by virtue of his position at the Company, he has or will have advantageous familiarity and personal contacts with the suppliers, vendors, employees and customers (wherever located) of the Company and its subsidiaries or affiliates and has and will have advantageous familiarity with the Confidential Information and the business, operations, affairs and strategies of the Company and its subsidiaries or affiliates. Accordingly, at all times while the Executive is employed by the Company and for a period of one (1) year following his last day of employment with the Company, the Executive shall not, in any location within the United States of America, directly or indirectly, or individually or together with any other Person, as owner, shareholder, investor, member, partner, proprietor, principal, director, officer, employee, manager, agent, representative, independent contractor, consultant or otherwise:

          (i) engage in, or assist another Person in engaging in, any business, operation or activity which competes with any business, operation or activity that is conducted or actively being developed or pursued by the Company or any of its subsidiaries or affiliates (or which is in the same or a similar line of business as the Company or any of its subsidiaries or affiliates) on his last day of employment with the Company or that was conducted or actively being developed or pursued by the Company or any of its subsidiaries or affiliates at any time during the one (1) year period preceding his last day of employment with the Company; or

          (ii) finance, operate or control any business, operation or activity which competes with any business, operation or activity that is conducted or actively being developed or pursued by the Company or any of its subsidiaries or affiliates (or which is in the same or a similar line of business as the Company or any of its subsidiaries or affiliates) on his last day of employment with the Company or that was conducted or actively being developed or pursued by the Company or any of its subsidiaries or affiliates at any time during the one (1) year period preceding his last day of employment with the Company; or

          (iii) offer or provide employment, hire or engage (whether on a full-time, part-time or consulting basis or otherwise) any individual who is an employee of the Company or any of its subsidiaries or affiliates on the last day of the Executive's employment with the Company or who was such an employee at any time during the one (1) year period preceding the Executive's last day of employment with the Company.

     (b) The Executive acknowledges the nationwide scope of the business of the Company and its subsidiaries or affiliates. Nevertheless, in the event that any provision of this Section 7 is found by a court of competent jurisdiction to exceed the geographic or other restrictions permitted by applicable law, then the court shall have the power to reduce, limit or reform (but not to increase or make greater) such provision to make it enforceable to the maximum extent permitted by law, and such provision shall then be enforceable against the Executive in its reduced, limited or reformed manner. By way of example and not in limitation of the foregoing, the covenants of the Executive set forth in this Section may be limited to the geographic areas consisting of one hundred (100) miles from each city, town, village, municipality or other location in the United States of America in which the Company or any of its subsidiaries or affiliates maintains an office, manufacturing facility, warehouse or showroom on the Executive's last day of employment with the Company.

     In addition, the Company and the Executive agree that the provisions of this Section 7 shall be severable in accordance with Section 13(e) hereof.

     Section 8. Non-Solicitation.

     (a) The Executive hereby understands, acknowledges and agrees that, by virtue of his position at the Company, he has and will have advantageous familiarity and personal contacts with the suppliers, vendors, employees and customers (wherever located) of the Company and its subsidiaries or affiliates and has and will have advantageous familiarity with the Confidential Information and the business, operations, affairs and strategies of the Company and its subsidiaries or affiliates. Accordingly, at all times while the Executive is employed by the Company and for a period of one (1) year following his last day of employment, the Executive shall not, directly or indirectly, or individually or together with any other Person, as owner, shareholder, investor, member, partner, proprietor, principal, director, officer, employee, manager, agent, representative, independent contractor, consultant or otherwise:

          (i) solicit in any manner, seek to obtain, service or accept any business of any Person who is a customer of the Company or any of its subsidiaries or affiliates on the Executive's last day of employment with the Company or who was an existing or prospective customer of the Company or any of its subsidiaries or affiliates at any time during the one (1) year period preceding the Executive's last day of employment; or

          (ii) request or advise any Person who is a customer, supplier, vendor or otherwise doing business with the Company or any of its subsidiaries or affiliates on the Executive's last day of employment with the Company, or who was an existing or prospective customer of the Company or any of its subsidiaries or affiliates at any time during the one (1) year period preceding the Executive's last day of employment, to terminate, reduce, limit or change their business or relationship with the Company or any of its subsidiaries or affiliates; or

          (iii) induce, request or attempt to influence any Person who is employed by the Company or any of its subsidiaries or affiliates on the Executive's last day of employment with the Company to terminate the employee's employment with the Company or any of its subsidiaries or affiliates.

     (b) The Executive acknowledges the nationwide scope of the business of the Company and its subsidiaries or affiliates. Nevertheless, in the event that any provision of this Section 8 is found by a court of competent jurisdiction to exceed the time, geographic or other restrictions permitted by applicable law, then the court shall have the power to reduce, limit or reform (but not to increase or make greater) such provision to make it enforceable to the maximum extent permitted by law, and such provision shall then be enforceable against the Executive in its reduced, limited or reformed manner.

     In addition, the Company and the Executive agree that the provisions of this Section 8 shall be severable in accordance with Section 13(e) hereof.

     Section 9. Intellectual Property. The Executive understands, acknowledges and agrees that each and every invention, discovery, improvement, device, design, apparatus, practice, process, method, technique or product (whether or not patentable or copyrightable) made, created, developed, perfected, devised, conceived, worked on or first reduced to practice by the Executive, either solely or in collaboration with others, during the period of the Executive's employment with the Company (whether or not during regular working hours) relating, directly or indirectly, to the business, operations, affairs, products, practices, techniques or methods of the Company or any of its subsidiaries or affiliates (the "Developments") is and shall be the exclusive property of the Company or its subsidiaries or affiliates, as applicable. The Executive hereby assigns and agrees to assign to the Company or any of its subsidiaries or affiliates, as applicable, any and all of the Executive's right, title and interest in and to any and all Developments and hereby forever and unconditionally releases and relinquishes any and all rights that he may have with respect to any and all of the Developments.

     Section 10. Periods of Noncompliance and Reasonableness of Periods. The restrictions and covenants contained in Sections 7 and 8 of this Agreement shall be deemed not to run during all periods of noncompliance, the intention of the parties hereto being to have such restrictions and covenants apply during the full periods specified in Sections 7 and 8 of this Agreement. The Company and the Executive understand, acknowledge and agree that the restrictions and covenants contained in Section 7 and Section 8 of this Agreement are reasonable in view of the Executive's position at the Company, the competitive and confidential nature of the information of which the Executive has or will have knowledge and the competitive and the nature of the business in which the Company and its subsidiaries and affiliates are or may be engaged.

     Section 11. Survival of Certain Provisions. Upon any termination of the Executive's employment with the Company, both the Company and the Executive hereby agree that Sections 1, 2, 3 and 4 of this Agreement shall terminate and be of no force or effect (except for the definitions of capitalized terms specified in such sections) and that Sections 5, 6, 7, 8, 9, 10, 11, 12 and 13 hereof shall continue to be in full force and effect and binding upon the Company or the Executive, as the case may be, in accordance with the respective provisions of such Sections.

     Section 12. Certain Remedies. The Executive agrees that the Company will suffer irreparable damage and injury and will not have an adequate remedy at law in the event of any actual, threatened or attempted breach by the Executive of any provision of Sections 6, 7, 8 or 9. Accordingly, in the event of a breach or a threatened or attempted breach by the Executive of any provision of Sections 6, 7, 8 or 9, in addition to all other remedies to which the Company is entitled at law, in equity or otherwise, the Company shall be entitled to a temporary restraining order, a permanent injunction and/or a decree of specific performance of any provision of Sections 6, 7, 8 or 9. In addition, in the event of any breach by the Executive of any provision of Sections 6, 7, 8, or 9, the Executive shall immediately repay to the Company all severance payments paid to him under Section 5 hereof and all incentive compensation vested or paid to him following the Executive's last day of employment. The parties agree that a bond posted by the Company in the amount of One Thousand Dollars ($1,000) shall be adequate and appropriate in connection with such restraining order or injunction and that actual damages need not be proved by the Company prior to it being entitled to obtain such restraining order, injunction or specific performance. The foregoing remedies shall not be deemed to be the exclusive rights or remedies of the Company for any breach of or noncompliance with this Agreement by the Executive but shall be in addition to all other rights and remedies available to the Company at law, in equity or otherwise.

     Section 13. Miscellaneous.

     (a) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Executive and their respective heirs, executors, representatives, successors and assigns; provided, however that neither party may assign this Agreement without the prior written consent of the other party hereto except that the Company may, without the consent of the Executive, assign this Agreement in connection with any merger, consolidation, share exchange, combination, sale of stock or assets, dissolution or similar transaction involving the Company. In the event of any such permitted assignment of this Agreement, all references to the "Company" shall thereafter mean and refer to the assignee of the Company.

     (b) Waiver. Either party hereto may, by a writing signed by the waiving party, waive the performance by the other party of any of the covenants or agreements to be performed by such other party under this Agreement. The waiver by either party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder. The failure or delay of either party at any time to insist upon the strict performance of any provision of this Agreement or to enforce its rights or remedies under this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of such provision, or to pursue any of its rights or remedies for any breach hereof, at a future time.

     (c) Amendment. This Agreement may be amended, modified or supplemented only by a written agreement executed by all of the parties hereto.

     (d) Headings. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

     (e) Severability. In case any one or more of the provisions (or any portion thereof) contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein; provided, however, if any provision of Section 7 or 8 of this Agreement shall be determined by a court of competent jurisdiction to be unenforceable because of the provision's scope, duration, geographic restriction or other factor, then such provision shall be considered divisible and the court making such determination shall have the power to reduce or limit (but not increase or make greater) such scope, duration, geographic restriction or other factor or to reform (but not increase or make greater) such provision to make it enforceable to the maximum extent permitted by law, and such provision shall then be enforceable against the appropriate party hereto in its reformed, reduced or limited form.

     (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.

     (g) Construction. This Agreement shall be deemed to have been drafted by both parties hereto. This Agreement shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, any party.

     (h) Voluntary Execution. The Executive hereby understands and agrees that he has executed this Agreement voluntarily.

     (i) Entire Agreement. This Agreement, and the plans, programs, policies, procedures, rules and agreements referenced herein, constitute the entire understanding and agreement between the parties hereto relating to the subject matter hereof and thereof and supersede all other prior understandings, commitments, representations, negotiations, contracts and agreements, whether oral or written, between the parties hereto relating to the matters contemplated hereby and thereby.

     (j) Certain References. Whenever in this Agreement a singular word is used, it also shall include the plural wherever required by the context and vice-versa. All references to the masculine, feminine or neuter genders herein shall include any other gender, as the context requires. Unless expressly provided otherwise, all references in this Agreement to days shall mean calendar, not business, days.

     (k) Governing Law. Because the Company maintains its principal place of business in the State of Indiana, this Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to any choice of law provisions, principles or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana. Any action to enforce this Agreement shall be brought only in a court of competent jurisdiction in the State of Indiana.

     (l) Notices. All notices, requests and other communications hereunder shall be in writing (which shall include facsimile communication) and shall be deemed to have been duly given if (i) delivered by hand; (ii) sent by certified United States Mail, return receipt requested, first class postage pre-paid; (iii) sent by overnight delivery service; or (iv) sent by facsimile transmission if such fax is confirmed immediately thereafter by also mailing a copy of such notice, request or other communication by regular (not certified or registered) United States Mail, first class postage pre-paid, as follows:

     If to the Company:   Chromcraft Revington, Inc.
                          Attention: Chairman
                          1330 Win Hentschel Boulevard, Suite 250
                          West Lafayette, Indiana 47906
                          Telephone: (765) 807-2640
                          Facsimile: (765) 807-2660

     If to the Executive: David R. Corbin
                          ___________________________
                          ___________________________
                          Telephone: (___) __________
                          Facsimile: (___) __________

or to such other address or facsimile number as either party hereto may have furnished to the other in writing in accordance herewith. The Executive shall promptly provide any changes to his address, telephone number and facsimile number to the Company.

     All such notices, requests and other communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail in the manner provided herein, two (2) business days after deposit with the United States Postal Service; (iii) if sent by overnight delivery service, on the next business day after deposit with such service; or (iv) if sent by facsimile transmission, on the date indicated on the fax confirmation page of the sender if such fax also is confirmed by mail in the manner provided herein.

     (m) Attorneys' Fees. The prevailing party in any claim or action (or any settlement thereof) under this Agreement shall, in addition to such other relief that a court may award, be entitled to recover its or his, as the case may be, reasonable attorneys' fees, costs and expenses from the non-prevailing party.

     (n) Recitals. The recitals, premises and "Whereas" clauses contained on page 1 of this Agreement are expressly incorporated into and made a part of this Agreement.

     (o) Definition of Person. For purposes of this Agreement, the term "Person" shall mean any natural person, proprietorship, partnership, corporation, limited liability company, organization, firm, business, joint venture, association, trust or other entity.

     (p) Non-disparagement. Following any termination of the Executive's employment with the Company, the Executive shall not publicly disparage or make or publish any negative statements or comments about the Company, any of the Company's subsidiaries or affiliates or any of their respective products, directors or employees.

     (q) Cooperation. For a period of five (5) years following any termination of the Executive's employment with the Company and upon the request of the Company or any of its subsidiaries or affiliates, the Executive shall reasonably cooperate, assist and make himself available (for testimony or otherwise) at appropriate times and places as reasonably determined by the Company or any of its subsidiaries or affiliates in connection with any claim, demand, action, suit, proceeding, examination, investigation or litigation by, against or affecting the Company or any of its subsidiaries or affiliates. In connection with the foregoing, if the Executive has obtained employment elsewhere and has to take time away from his new employment, then the Company shall pay the Executive a fee of $1,000 for each day that the Company or any subsidiary or affiliate of the Company requests the Executive to cooperate, assist or make himself available, and shall also reimburse the Executive for his reasonable out-of-pocket travel expenses that are approved in advance by the Chairman of the Company.

     (r) No Other Agreements. The Executive hereby represents and warrants to the Company that he is not a party to or bound by any other employment agreement, noncompetition agreement or covenant, nonsolicitation agreement or covenant or any other agreement or covenant that would restrict, limit or prevent him from performing his duties and responsibilities for the Company under this Agreement. In the event the foregoing representation and warranty is inaccurate or breached in any respect, the Company may, in its discretion, terminate the Executive's employment with the Company in accordance with Section 4(a)(viii) hereof. In addition, the Executive shall indemnify and reimburse the Company for any and all claims, demands, damages, liabilities, costs and expenses (including, but not limited to, its reasonable attorneys fees) incurred by the Company arising out of or relating to such inaccuracy or breach in the event that any liability is imposed on the Company by virtue of the Executive being a party to or bound by any other employment, noncompetition, nonsolicitation or other agreement or covenant.

                                      * * *

     IN WITNESS WHEREOF, the Company and the Executive have made, entered into, executed and delivered this Agreement as of the day and year first above written.


                                        /s/ David R. Corbin
                                        ----------------------------------------
                                        David R. Corbin


                                        CHROMCRAFT REVINGTON, INC.


                                        By: /s/ Benjamin M. Anderson-Ray
                                            ------------------------------------
                                            Benjamin M. Anderson-Ray
                                            Chairman